                                                                   EXHIBIT 10.25


                           RECEIVABLES SALE AGREEMENT

                         DATED AS OF FEBRUARY 12, 2003

                                     AMONG

                                INTERFACE, INC.,
                                   AS SELLER,

                                      AND

                     INTERFACE SECURITIZATION CORPORATION,
                                    AS BUYER


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                               TABLE OF CONTENTS


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                                                                                                                 PAGE

ARTICLE I. AMOUNTS AND TERMS OF THE PURCHASE......................................................................2
   Section 1.1      Purchase of Receivables.......................................................................2
   Section 1.2      Payment for the Purchase......................................................................3
   Section 1.3      Purchase Price Credit Adjustments.............................................................4
   Section 1.4      Payments and Computations, Etc................................................................5
   Section 1.5      Transfer of Records...........................................................................5
   Section 1.6      Characterization..............................................................................5
ARTICLE II. REPRESENTATIONS AND WARRANTIES........................................................................6
   Section 2.1      Representations and Warranties of Interface...................................................6
ARTICLE III. CONDITIONS OF PURCHASE...............................................................................9
   Section 3.1      Conditions Precedent to Purchase..............................................................9
   Section 3.2      Conditions Precedent to Subsequent Payments...................................................9
ARTICLE IV. COVENANTS............................................................................................10
   Section 4.1      Affirmative Covenants of Interface...........................................................10
   Section 4.2      Negative Covenants of Interface..............................................................15
ARTICLE V. TERMINATION EVENTS....................................................................................17
   Section 5.1      Termination Events...........................................................................17
   Section 5.2      Remedies.....................................................................................19
ARTICLE VI. INDEMNIFICATION......................................................................................19
   Section 6.1      Indemnities by Interface.....................................................................19
   Section 6.2      Other Costs and Expenses.....................................................................21
ARTICLE VII. MISCELLANEOUS.......................................................................................22
   Section 7.1      Waivers and Amendments.......................................................................22
   Section 7.2      Notices......................................................................................22
   Section 7.3      Protection of Ownership Interests of SPV.....................................................22
   Section 7.4      Confidentiality..............................................................................23
   Section 7.5      Bankruptcy Petition..........................................................................24
   Section 7.6      Limitation of Liability......................................................................24
   Section 7.7      CHOICE OF LAW................................................................................24
   Section 7.8      CONSENT TO JURISDICTION......................................................................24
   Section 7.9      WAIVER OF JURY TRIAL.........................................................................25
   Section 7.10     Integration; Binding Effect; Survival of Terms...............................................25
   Section 7.11     Counterparts; Severability; Section References...............................................25
   Section 7.12     Subordination................................................................................26
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                             Exhibits and Schedules

Exhibit I     -   Definitions

Exhibit II    -   Principal Place of Business; Location(s) of Records;
                  Federal Employer Identification Number and Organizational
                  Identification Number

Exhibit III   -   LockBoxes; LockBox Accounts; Collection Banks

Exhibit IV    -   Form of Compliance Certificate

Exhibit V     -   Credit and Collection Policies

Exhibit VI    -   [Intentionally Omitted.]

Exhibit VII   -   Form of Subordinated Note

Schedule A        List of Documents to Be Delivered to SPV Prior to the
                  Purchase


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                           RECEIVABLES SALE AGREEMENT


                  THIS RECEIVABLES SALE AGREEMENT, dated as of February 12, 2003, is by and between Interface, Inc., a Georgia corporation ("INTERFACE") and Interface Securitization Corporation, a Delaware corporation ("SPV"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in the Transfer Agreement or the Loan Agreement, as applicable).

                             PRELIMINARY STATEMENTS

                  Interface wishes to sell or contribute to SPV and SPV wishes to purchase or otherwise acquire from Interface, all of Interface's right, title and interest in and to the Receivables, Related Security and Collections purchased by Interface pursuant to the terms of the Receivables Transfer Agreement of even date herewith by and among Interface Fabrics Group Marketing, Inc., a Nevada corporation ("INTERFACE MARKETING"), Interface Teknit, Inc., a Michigan corporation ("INTERFACE TEKNIT"), Interface TekSolutions, LLC, a Michigan limited liability company ("INTERFACE TEKSOLUTIONS"), Pandel, Inc., a Georgia corporation ("PANDEL"), Interface Americas, Inc., a Georgia corporation ("INTERFACE AMERICAS," each of Interface Marketing, Interface Teknit, Interface TekSolutions, Pandel and Interface Americas, an "ORIGINAL SELLER" and, collectively, the "ORIGINAL SELLERS"), and Interface (as amended, restated or otherwise modified from time to time, the "TRANSFER AGREEMENT") in accordance with the terms hereof.

                  Each of Interface and SPV intends the transactions contemplated hereby to be true sales of the Receivables from Interface to SPV, providing SPV with the full benefits of ownership of the Receivables, and neither Interface nor SPV intends these transactions to be, or for any purpose to be characterized as, loans from SPV to Interface.

                  Following the sale and contribution of Receivables by Interface, SPV will grant a security interest in the Receivables, Related Security and Collections pursuant to that certain Loan Agreement dated as of the date hereof (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "LOAN AGREEMENT") among SPV, Interface, as Servicer, Three Pillars Funding Corporation ("LENDER"), and SunTrust Capital Markets, Inc. or any successor administrator appointed pursuant to the terms of the Loan Agreement, as agent and administrator for Lender (in such capacity, the "ADMINISTRATOR").

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.
                       AMOUNTS AND TERMS OF THE PURCHASE

                  Section 1.1       Purchase of Receivables.

                  (a) Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Interface does hereby sell, assign, transfer, set-over and otherwise convey to SPV, without recourse (except to the extent expressly provided herein), and SPV does hereby purchase from Interface, all of Interface's right, title and interest in and to all Receivables arising on or after the date hereof through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof SPV shall acquire all of Interface's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. SPV shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 1.2. In connection with consummation of the Purchase Price for any Receivables purchased hereunder, SPV may request that Interface deliver, and Interface shall deliver, such approvals, opinions, information, reports or documents as SPV may reasonably request.

                  (b) It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides SPV with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to
Section 1.3, the sale of Receivables hereunder is made without recourse to Interface; provided, however, that (i) Interface shall be liable to SPV for all representations, warranties, covenants and indemnities made by Interface pursuant to the terms of the Transaction Documents to which Interface is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by SPV or any assignee thereof of any obligation of Interface or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Interface. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, Interface agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to SPV and to the Administrator (as SPV's secured party), evidencing that SPV has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to SPV. Upon the request of SPV or the Administrator (as SPV's secured party), Interface will duly authorize the filing of such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of SPV's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as SPV or the Administrator (as SPV's secured party) may reasonably request.


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                  Section 1.2       Payment for the Purchase.

                  (a) The Purchase Price for the Purchase of Receivables in existence on the close of business on the date hereof (the "INITIAL CUTOFF DATE") shall be payable in full by SPV to Interface on the date hereof, and shall be paid to Interface in the following manner:

                           (i) by delivery of immediately available funds, to the extent of funds made available to SPV under the Loan Agreement (after giving effect to the payment of any amounts required to terminate the Original Receivables Purchase Agreement and the Original Receivables Sale Agreement); and

                           (ii) the balance, by delivery of the proceeds of a subordinated revolving loan from Interface to SPV (a "SUBORDINATED LOAN") in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan that could be borrowed without rendering SPV's Net Worth less than the Required Capital Amount and (C) the maximum Subordinated Loan that could be borrowed without rendering the Net Value less than the aggregate outstanding principal balance of the Subordinated Loans (including the Subordinated Loan proposed to be made on such date). Interface is hereby authorized by SPV to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of SPV thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by SPV to Interface or its designee on the date each such Receivable came into existence (except that SPV may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Interface to SPV hereunder and that have become due but remain unpaid) and shall be paid to Interface in the manner provided in the following paragraphs (b), (c) and (d).

                  (b) With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, SPV shall pay the Purchase Price therefor in accordance with Section 1.2(d) and in the following manner:

                  first, by delivery of immediately available funds, to the extent of funds available to SPV from its subsequent sale of an interest in the Receivables to the Administrator for the benefit of the Purchasers under the Loan Agreement or other cash on hand;

                  second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.2(a)(ii); and

                  third, unless Interface has declared the Termination Date to have occurred pursuant to Section 5.2, by accepting a contribution to SPV's capital in an amount equal to the remaining unpaid balance of such Purchase Price.


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Subject to the limitations set forth in Section 1.2(a)(ii), Interface irrevocably agrees to advance each Subordinated Loan requested by SPV on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds that SPV is not required under the Loan Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

                  (c) From and after the Termination Date, Interface shall not sell Receivables to SPV.

                  (d) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by SPV to Interface on the date such Receivable came into existence, settlement of the Purchase Price between SPV and Interface shall be effected on each Settlement Date with respect to all Receivables coming into existence (i) if settlement is effected on a monthly basis, during the same Calculation Period and based on information contained in the Monthly Report delivered by the Servicer pursuant to the Loan Agreement for the Calculation Period most recently ended, or (ii) if settlement is effected on a weekly basis, during the calendar week reported in the Borrowing Base Certificate most recently delivered by the Servicer pursuant to the Loan Agreement and based on the information contained in such Borrowing Base Certificate. Although settlement shall be effected in the foregoing manner, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.2(b) and any contribution of capital by Interface to SPV made pursuant to Section 1.2(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

                  Section 1.3 Purchase Price Credit Adjustments. If on any day:

                  (a)      the Outstanding Balance of a Receivable is:

                           (i) reduced as a result of any defective or rejected or returned goods or services, any discount or any adjustment or otherwise by Interface or the Original Seller of such Receivable (other than cash Collections on account of the Receivables),

                           (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

                  (b) any of the representations and warranties set forth in Article II are not true when made or deemed made with respect to any Receivable, or

                  (c) any Contract with respect to any Receivable shall fail to create a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, then, in such event, SPV shall be entitled to a credit (each, a "PURCHASE PRICE CREDIT") against the Purchase Price otherwise payable hereunder to Interface equal to the Outstanding Balance of such Receivable (calculated before giving effect to the applicable reduction or cancellation). If such Purchase Price Credit exceeds the Original Balance of the Receivables coming into


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existence on any day, then Interface shall pay the remaining amount of such
Purchase Price Credit in cash immediately, provided that if the Termination Date has not occurred, Interface shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note.

                  Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by SPV hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Interface designated from time to time by Interface or as otherwise directed by Interface. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  Section 1.5       Transfer of Records.

                  (a) In connection with the Purchase of Receivables hereunder, Interface hereby sells, transfers, assigns and otherwise conveys to SPV all of Interface's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, Interface hereby grants to each of SPV, the Administrator and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Interface to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Interface or is owned by others and used by Interface under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, Interface hereby agrees that upon the request of SPV (or SPV's secured party), Interface will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaid Balance, and shall terminate on the date this Agreement terminates in accordance with its terms.

                  (b) Interface (i) shall take such action requested by SPV and/or the Administrator (as SPV's secured party), from time to time hereafter, that may be necessary or appropriate to ensure that SPV and its assigns under the Loan Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased hereunder, and (ii) shall use its reasonable efforts to ensure that SPV, the Administrator and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

                  Section 1.6 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale or contribution by Interface to SPV of Receivables hereunder shall not be characterized as a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to, and hereby does, constitute a security agreement under the UCC and other applicable law. For this purpose and without being in


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derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, Interface hereby grants to SPV a valid and enforceable security interest in all of Interface's right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, each LockBox and LockBox Account, the Transfer Agreement, all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate outstanding Purchase Price of the Receivables together with all other obligations of Interface hereunder, which security interest shall be prior to all other Adverse Claims thereto. SPV and its assigns shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1 Representations and Warranties of Interface. Interface hereby represents and warrants to SPV on the date hereof, on the date of the Purchase and on each date that any Receivable is purchased by SPV hereunder that:

                  (a) Corporate Existence and Power. Interface is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by Interface of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Interface's use of the proceeds of any Purchase Price Payment made hereunder, are within its corporate powers and authority, and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Interface is a party has been duly executed and delivered by Interface.

                  (c) No Conflict. The execution and delivery by Interface of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Interface or its Subsidiaries (except as created hereunder), except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.


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                  (d)      Governmental Authorization. Other than the filing of
the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Interface of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of Interface's knowledge, threatened, against or affecting Interface, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Interface is not in default with respect to any order of any court, arbitrator or governmental body that could reasonably be expected to have a Material Adverse Effect.

                  (f)      Binding Effect. This Agreement and each
other Transaction Document to which Interface is a party constitute the legal, valid and binding obligations of Interface enforceable against Interface in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by Interface or any of its Affiliates to SPV (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is true and accurate in every material respect on the date such information is stated or certified and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date such information is stated or certified.

                  (h) Use of Proceeds. No proceeds of any Purchase Price payment to Interface hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to Interface or (ii) to acquire any security in any transaction that is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. Immediately prior to each Purchase hereunder, Interface is the legal and beneficial owner of the Receivables and the Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Interface's ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to SPV (and SPV shall acquire from Interface) (i) legal and equitable title to, with the right to sell and encumber each Receivable existing or hereafter arising, together with the Collections with respect thereto, and (ii) all of Interface's right, title and interest in the Related Security associated with each Receivable, in each case, free and clear of any Adverse Claim (other than Permitted Adverse Claims). There have been duly filed all financing statements or


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
other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect SPV's ownership interest in the Receivables, the Related Security and the Collections (except for the Excluded Deposit Accounts).

                  (l) Places of Business and Locations of Records. The principal places of business and chief executive office of Interface and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which SPV has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by
Section 4.2(a) has been taken and completed. Interface's Federal Employer Identification Number and Organizational Identification Number is correctly set forth on Exhibit II.

                  (m) Collections. The conditions and requirements set forth in Section 4.1(j) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Lockbox Accounts of Interface at each Collection Bank and the post office box number of each LockBox, are listed on Exhibit III. Interface has not granted any Person, other than SPV (and its assigns) dominion and control of any LockBox or LockBox Account, or the right to take dominion and control of any such LockBox or LockBox Account at a future time or upon the occurrence of a future event.

                  (n) Material Adverse Effect. Since December 31, 2001, no event has occurred that would have a Material Adverse Effect.

                  (o) Names. In the past five (5) years, Interface has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement, except as permitted under Section 4.2(a).

                  (p) Ownership of SPV. Interface owns, directly or indirectly, 100% of the issued and outstanding capital stock of SPV, free and clear of any Adverse Claim (other than a Permitted Adverse Claim). Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of SPV.

                  (q) Not a Holding Company or an Investment Company. Interface is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Interface is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (r) Compliance with Law. Interface has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

                  (s) Compliance with Credit and Collection Policy. Interface has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the


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related Contract, and has not made any change to such Credit and Collection
Policy, except such material change as to which SPV (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

                  (t) Payments to Interface. The Purchase Price received by Interface for each Receivable purchased hereunder constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by Interface of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C.ss.ss.101 et seq.), as amended.

                  (u) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (v) Eligible Receivables. Each Receivable included at any time in the Net Receivables Balance as an Eligible Receivable was, on the later to occur of the date of the Purchase and the date it came into existence, an Eligible Receivable on such date.

                  (w) Accounting. The manner in which Interface accounts for the transactions contemplated by this Agreement does not jeopardize the characterization of the transactions contemplated herein as being true sales.

                                 ARTICLE III.
                             CONDITIONS OF PURCHASE

                  Section 3.1 Conditions Precedent to Purchase. The Purchase under this Agreement is subject to the conditions precedent that (a) SPV shall have received on or before the date of such purchase those documents listed on Schedule A and (b) all of the conditions to the initial advance under the Loan Agreement shall have been satisfied or waived in accordance with the terms thereof.

                  Section 3.2 Conditions Precedent to Subsequent Payments. SPV's obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that (a) the Commitment Termination Date shall not have occurred; (b) SPV (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by Interface that such statements are then true):

                           (i) the representations and warranties set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

                           (ii) no event has occurred and is continuing that will constitute a Termination Event or a Potential Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Note, by offset of amounts owed to SPV and/or by offset of capital contributions), title to such Receivable and the Related Security and Collections with respect thereto shall vest in SPV, whether or not the conditions precedent to SPV's obligation to pay for such Receivable were in fact satisfied. The failure of Interface to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of SPV to rescind the related purchase and to direct Interface to pay to SPV an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

                                  ARTICLE IV.
                                   COVENANTS

                  Section 4.1 Affirmative Covenants of Interface. Until the date on which this Agreement terminates in accordance with its terms, Interface hereby covenants as set forth below:

                  (a) Reporting. Interface will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to SPV (or its assigns):

                           (i) Annual Reporting. As soon as available and in any event within 95 days after the end of each fiscal year of Interface, balance sheets of Interface and its consolidated Subsidiaries as at the end of such year, presented on a consolidated basis, and the related statements of income, shareholders' equity, and cash flows of Interface and its consolidated Subsidiaries for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of BDO Seidman, LLP or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of Interface and its consolidated Subsidiaries for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards (it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable annual report on Form 10-K of Interface to the Securities and Exchange Commission to the extent that (i) it contains the foregoing information and (ii) it is delivered within the applicable time period noted herein and is available to the Lenders on EDGAR).

                           (ii) Quarterly Reporting. As soon as available and in any event within 50 days after the end of each fiscal quarter, of Interface (other than the fourth fiscal quarter), balance sheets of Interface and its consolidated Subsidiaries as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of Interface and its consolidated Subsidiaries for such fiscal quarter and for the portion of Interface's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Interface's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Interface that such financial statements fairly present in all material respects the financial condition of Interface and its consolidated Subsidiaries as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of Interface and its consolidated Subsidiaries for such fiscal quarter and such portion of Interface's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes) (it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable quarterly report on Form 10-Q of Interface to the Securities and Exchange Commission to the extent that (i) it contains the foregoing information and (ii) it is delivered within the applicable time period noted herein and is available to the Lenders on EDGAR).

                           (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by Interface's president, treasurer, assistant treasurer, chief executive officer or any vice president and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                           (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Interface, copies of all financial statements, reports and proxy statements so furnished.

                           (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports that Interface or any of its Subsidiaries files with the Securities and Exchange Commission.

                           (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than SPV, the Administrator or Lender, copies of the same.

                           (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice
         (A) indicating such change or amendment, and (B) if such proposed change or amendment could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting SPV's consent thereto.

                           (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Interface as SPV (or its assigns) may from time to time reasonably request in order to protect the interests of SPV (and its assigns) under or as contemplated by this Agreement.

                  (b) Notices. Interface will notify SPV (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                           (i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of Interface.

                           (ii) Judgment and Proceedings. (A) The entry of any judgment or decree against Interface or any of its Subsidiaries if entry of such judgment or decree, either individually or together with all other judgments and decrees then outstanding against Interface and its Subsidiaries, could reasonably be expected to have a Material Adverse Effect, and (B) the institution of any litigation, arbitration proceeding or governmental proceeding against Interface which, if adversely decided against Interface, could reasonably be expected to have a Material Adverse Effect.

                           (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                           (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other material financing arrangement pursuant to which Interface is a debtor or an obligor.

                           (v) Downgrade of Interface. Any downgrade in the rating of any Indebtedness of Interface by Standard and Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

                  (c) Compliance with Laws and Preservation of Corporate Existence. Interface will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Interface will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

                  (d) Audits. Interface will furnish to SPV (or its assigns) from time to time such information with respect to it and the Receivables as SPV (or its assigns) may reasonably request. Interface will, from time to time during regular business hours as requested by SPV (or its assigns) (subject to the last sentence of this Section 4.1(d)), upon reasonable notice and at the sole cost of Interface, permit SPV (or its assigns) or their respective agents or representatives (and shall cause each Original Seller to permit SPV (or its assigns) or their respective agents and representatives),
(i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and
(ii) to visit the offices and
properties of such person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or such Person's performance under any of the Transaction Documents or such Person's performance under the Contracts and, in each case, with any of the officers or employees of such Person having knowledge of such matters. All such examinations and visits shall be at the sole cost of Interface; provided, however, that (i) for so long as no Termination Event or Potential Termination Event shall have occurred and be continuing and (ii) the result of the immediately preceding examination and/or visit of such Person shall have been reasonably satisfactory to SPV (and its assigns) (A) such examinations and/or visits shall be limited to four times per calendar year per Person and (B) such cost shall be born by Interface not more than twice per calendar year per Person (although in no event shall the foregoing be construed to limit SPV (and its assigns) or their respective agents or representatives to two such examinations and/or visits during such calendar year period with respect to such each Person).

                  (e)      Keeping and Marking of Records and Books.

                           (i)      Interface will (and will cause each
         Original Seller to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Interface will (and will cause each Original Seller to) give SPV (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                           (ii)     Interface will (and will cause each
         Original Seller to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to SPV (or its assigns), describing SPV's ownership interests in the Receivables and further describing the security interest of the Administrator (on behalf of Lender and its assigns) under the Loan Agreement and (B) upon the request of SPV (or its assigns) after the occurrence of a Termination Event, (x) mark each Contract with a legend describing SPV's ownership interests in the Receivables and further describing the security interest of the Administrator (on behalf of Lender and its assigns) and (y) deliver to SPV (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Interface will (and will cause each Original Seller to) timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Performance and Enforcement of Transfer Agreement. Interface will, and will require each Original Seller to, perform each of their respective obligations and undertakings under and pursuant to the Transfer Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Interface under the Transfer Agreement. Interface will take all actions to perfect and enforce its rights and interests (and the rights and interests of SPV as assignee of Interface and of the Administrator as assignee of SPV) under the Transfer Agreement as SPV (or its assigns) may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transfer Agreement.

                  (h) Ownership. Interface will (and will cause Original Seller to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Transfer Agreement irrevocably in Interface, free and clear of any Adverse Claims (other than Permitted Adverse Claims) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Interface's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Interface therein as SPV (or its assigns) may reasonably request), and (ii) take all necessary action to establish and maintain, irrevocably in SPV, (A) legal and equitable title to the Receivables and the Collections and (B) all of Interface's right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims (other than Permitted Adverse Claims) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect SPV's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of SPV as SPV (or its assigns) may reasonably request).

                  (i) Purchasers' Reliance. Interface acknowledges that the Administrator and the Purchasers are entering into the transactions contemplated by the Loan Agreement in reliance upon SPV's identity as a legal entity that is separate from Interface and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, Interface will take all reasonable steps including, without limitation, all steps that SPV or any assignee of SPV may from time to time reasonably request to maintain SPV's identity as a separate legal entity and to make it manifest to third parties that SPV is an entity with assets and liabilities distinct from those of Interface and any Affiliates thereof and not just a division of Interface or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Interface (i) will not hold itself out to third parties as liable for the debts of SPV nor purport to own the Receivables and other assets acquired by SPV, (ii) will take all other actions necessary on its part to ensure that SPV is at all times in compliance with the covenants set forth in Section 7.1(i) of the Loan Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between Interface and SPV on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations ss.ss.1.1502-33(d) and 1.1552-1.

                  (j) Collections. Interface will cause (1) all proceeds from all LockBoxes to be directly deposited by a Collection Bank into a Lockbox Account and (2) each LockBox and LockBox Account (other than the Excluded Deposit Accounts) to be subject at all times to a

LockBox Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Interface or any Affiliate of Interface, Interface will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Lockbox Account (A) if no Termination Event and no Significant Event has then occurred and is continuing, within two (2) Business Days following receipt thereof, and at any time a Termination Event or an Significant Event has occurred and is continuing, immediately upon receipt thereof. At all times prior to such remittance, Interface will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of SPV and its assigns. Interface will transfer exclusive ownership, dominion and control of each LockBox and LockBox Account to SPV and, will not grant the right to take dominion and control of any LockBox or LockBox Account at a future time or upon the occurrence of a future event to any Person, except to SPV (or its assigns) as contemplated by this Agreement and the Loan Agreement.

                  (k) Taxes. Interface will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Interface will pay when due any taxes payable in connection with the Receivables for all periods during which such Receivables were owned by Interface, exclusive of taxes on or measured by income or gross receipts of SPV and its assigns.

                  (l) Insurance. Interface will maintain in effect, or cause to be maintained in effect, at Interface's own expense, such casualty and liability insurance as Interface deems appropriate in its good faith business judgment. SPV and the Administrator, for the benefit of the Purchasers, shall be named as additional insureds with respect to all such liability insurance maintained by Interface. Interface will pay or cause to be paid, the premiums therefor and deliver to SPV and the Administrator evidence satisfactory to SPV and the Administrator of such insurance coverage. Copies of each policy shall be furnished to SPV, the Administrator and any Purchaser in certificated form upon SPV's, the Administrator's or such Purchaser's request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Interface's obligations hereunder.

                  (m) Payment to Original Seller. With respect to any Receivable purchased by Interface from an Original Seller on or after the date hereof, such sale shall be effected under, and in strict compliance with the terms of, the Transfer Agreement, including without limitation, the terms relating to the amount and timing of payments to be made to such Original Seller with respect to the purchase price for such Receivable.

                  (n) Accuracy of Information. All information furnished by Interface or any of its Affiliates to SPV (or its assigns) will be true and accurate in every material respect on the date such information is stated or certified and will not contain any material misstatement of fact or omit to state a material face or any fact necessary to make the statements contained therein not misleading as of the date such information is stated or certified.

                  Section 4.2 Negative Covenants of Interface. Until the date on which this Agreement terminates in accordance with its terms, Interface hereby covenants that:

                  (a) Name Change, Offices and Records. In the event that Interface shall change its name, Interface shall notify SPV (and its assigns) of such change immediately, and in any event within 10 days of the occurrence of any such change. In the event that Interface shall change its identity, corporate structure, its state of organization or any office where any material portion of Records are kept, Interface shall notify SPV (and its assigns) of such change as soon as reasonably practicable, and in any event within 30 days of the occurrence of any such change.

                  (b) Change in Payment Instructions to Obligors. Interface will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any LockBox and LockBox Account, unless SPV (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank, LockBox Account or LockBox, an executed Lockbox Account Agreement, acceptable to the Administrator with respect to the new LockBox and LockBox Account; provided, however, that Interface may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing LockBox Account (other than an Excluded Deposit Account).

                  (c) Modifications to Contracts and Credit and Collection Policy. Interface will not (and will not permit any Original Seller to) make any material change or any material amendment to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables without the prior written consent of SPV (and its assigns). Except as otherwise permitted in its capacity as Servicer pursuant to the Loan Agreement, Interface will not (and will not permit any Original Seller to) extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with its Credit and Collection Policy.

                  (d) Sales, Liens. Interface will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim (other than Permitted Adverse Claims) upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or any Related Security or Collections with respect thereto, or upon or with respect to any Contract under which any Receivable arises, or any LockBox or LockBox Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of SPV provided for herein), and Interface will defend the right, title and interest of SPV in, to and under any of the foregoing property, against all claims of third parties claiming through or under Interface. Interface shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, other than Permitted Adverse Claims.

                  (e) Accounting for Purchase. Interface will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by Interface to SPV or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by Interface to SPV except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                  ARTICLE V.
                               TERMINATION EVENTS

                  Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                  (a) Interface shall fail (i) to make any payment or deposit consisting of principal required hereunder when due and, in the case of any failure to make a timely payment or deposit solely by reason of any mechanical delay in or malfunction of the Fedwire system, such failure shall continue for one (1) Business Day and so long as Interface pays immediately upon demand any and all losses, costs and expenses incurred by SPV, any Purchaser or the Administrator in connection with or as a result of such failure to make a timely payment or deposit, (ii) to make any payment or deposit (other than as referred to in clause (i) of this paragraph (a)) of any other amounts when due hereunder and such failure shall continue for three (3) consecutive Business Days, (iii) to comply with the provisions of Section 4.1(b)(i), (ii) or (iii) or 4.2 and such failure shall continue for thirty (30) consecutive days after the earlier to occur of (x) Interface's having knowledge thereof and (y) Interface's having received written notice thereof from SPV,
(iv) to comply with the provisions of Section 4.1 (f), (g), (h), (j) or (m) and such failure shall continue for five (5) consecutive Business Days after the earlier to occur of (x) Interface's having knowledge thereof and (y) Interface's having received written notice thereof from SPV, or (v) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clauses (i), (ii), (iii) or (iv) of this paragraph (a)) and such failure shall continue for ten (10) consecutive Business Days after the earlier to occur of (x) Interface's having knowledge thereof and (y) Interface's having received written notice thereof from SPV.

                  (b) Any representation, warranty, certification or statement made by Interface in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.

                  (c) Failure of Interface to pay any Indebtedness when due in an amount in excess of $10,000,000; or the default by Interface in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Interface shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) (i) Interface shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or
(ii) any proceeding shall be instituted by Interface seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; or (iii) any proceeding shall be instituted against Interface seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property which proceeding is not dismissed within 60 days of the institution thereof or (iv) Interface shall take any corporate action to authorize any of the actions set forth in this subsection (d).

                  (e) An "Event of Default" (as defined therein) by Interface of its obligations under Section 7.09 of Interface Revolving Credit Agreement has occurred and is continuing and has not been waived by the requisite lenders thereunder.

                  (f)      (i) A Change of Control shall occur or exist, or
(ii) any event or condition shall occur or exist that, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Interface Control Debt to require that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect; provided, however, that no Termination Event hereunder shall be deemed to exist upon the occurrence of any event or condition described in the foregoing clauses (i) or
(ii) until thirty (30) days after the first occurrence or existence of such event or condition.

                  (g) One or more final judgments for the payment of money in an amount in excess of $10,000,000, individually or in the aggregate, shall be entered against Interface on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

                  (h) The "Termination Date" under and as defined in the Transfer Agreement shall occur under the Transfer Agreement or Interface or any Original Seller shall fail to observe any term or condition of the Transfer Agreement (taking into account any applicable grace period set forth therein) or Interface shall waive its right to enforce the terms and conditions of the Transfer Agreement or any Original Seller shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Interface under the Transfer Agreement.

                  (i) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Interface, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or SPV shall cease to have a valid ownership interest in the Receivables, the Related Security and the Collections with respect thereto and the LockBox Accounts, free and clear of any Adverse Claims.

                  (j) Interface shall fail to own, free and clear of any Adverse Claims (other than a Permitted Adverse Claim), 100% of the voting stock of SPV.

                  Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, SPV may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Interface; provided, however, that upon the occurrence of a Termination Event described in
Section 5.1(d)(ii)(iii) or (iv), or of an actual or deemed entry of an order for relief with respect to Interface under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Interface and
(ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Interface to SPV. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of SPV and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                  ARTICLE VI.
                                INDEMNIFICATION

                  Section 6.1 Indemnities by Interface. Without limiting any other rights that SPV may have hereunder or under applicable law, Interface hereby agrees to indemnify (and pay upon demand to) SPV and its assigns, officers, directors, agents and employees (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of SPV or any such assign) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by SPV of an interest in the Receivables, excluding, however:

                           (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                           (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                           (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, and any jurisdiction in which such Indemnified Party is doing business (except to the extent that any such tax is imposed by such jurisdiction based upon this Agreement or any other Transaction Document), on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the Loans under the Loan Agreement as loans to SPV secured by, among other things, the Receivables, the Related Security and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of Interface or limit the recourse of SPV to Interface for amounts otherwise specifically provided to be paid by Interface under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Interface shall indemnify SPV for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Interface) relating to or resulting from:

                           (i) any representation or warranty made by Interface (or any officer of Interface) or any Original Seller (or any officer of any Original Seller) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by Interface or any Original Seller pursuant hereto or thereto that shall have been false or incorrect when made or deemed made;

                           (ii) the failure by Interface or any Original Seller, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Interface or any Original Seller to keep or perform any of its obligations, express or implied, with respect to any Contract;

                           (iii) any failure of Interface or any Original Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                           (iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                           (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vi)     the commingling of Collections of
         Receivables at any time with other funds;

                           (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase Price Payment, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Interface or any Original Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                           (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                           (ix)     any Termination Event described in Section
         5.1(d);

                           (x) any failure of Interface to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the Original Seller thereof, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Interface to give reasonably equivalent value to the Original Seller thereof under the Transfer Agreement in consideration of the transfer by such Original Seller of any such Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                           (xi) any failure to vest and maintain vested in SPV, or to transfer to SPV, legal and equitable title to, and ownership of, the Receivables and the Collections, and all of Interface's right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claim;

                           (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

                           (xiii) any action or omission by Interface or any Original Seller that reduces or impairs the rights of SPV with respect to any Receivable or the value of any such Receivable;

                           (xiv) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action; and

                           (xv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

                  Section 6.2 Other Costs and Expenses. Interface shall pay to SPV on demand all reasonable costs and out-of-pocket expenses actually incurred in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Interface shall pay to SPV on demand any and all costs and expenses of SPV actually incurred, if any, including reasonable and actual counsel fees and expenses in connection with the enforcement of this Agreement, the Loan Agreement and the other documents delivered hereunder and thereunder in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

                                 ARTICLE VII.
                                 MISCELLANEOUS

                  Section 7.1       Waivers and Amendments.

                  (a) No failure or delay on the part of SPV (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Interface and SPV and, to the extent required under the Loan Agreement, the Administrator and Lender.

                  Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile trans mission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

                  Section 7.3       Protection of Ownership Interests of SPV.

                  (a) Interface agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that SPV (or its assigns) may request, to perfect, protect or more fully evidence the interest of SPV hereunder and the Administrator's security interest, or to enable SPV (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time during the occurrence and continuance of a Significant Event, SPV (or its assigns) may, at Interface's sole cost and expense, direct Interface to notify the Obligors of Receivables of the ownership interests of SPV under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to SPV or its designee.

                  (b) If Interface fails to perform any of its obligations hereunder, SPV (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and SPV's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Interface as provided in Section 6.2. Interface irrevocably authorizes SPV (and its assigns) at any time and from time to time in the sole discretion of SPV (or its assigns), and appoints SPV (and its assigns) as its attorney(ies)-in-fact, to act on behalf of Interface (i) to duly authorize on behalf of Interface as debtor and to file financing statements necessary or desirable in SPV's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of SPV in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as SPV (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of SPV's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

                  Section 7.4       Confidentiality.

                  (a) Interface shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Administrator and Lender and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Interface and its officers and employees may disclose such information to Interface's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

                  (b) Anything herein to the contrary notwithstanding, Interface hereby consents to the disclosure of any nonpublic information with respect to it (i) to SPV, the Administrator or Lender by each other, (ii) by SPV, the Administrator or Lender to any prospective or actual assignee or participant of any of them who executes a confidentiality agreement for the benefit of Interface and SPV on terms comparable to those required of SPV hereunder with respect to such disclosed information and (iii) by the Administrator to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Lender or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which SunTrust Capital Markets, Inc. acts as the administrator and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing who execute a confidentiality agreement for the benefit of Interface and SPV on terms comparable to those required of SPV hereunder with respect to such disclosed information; provided, that each such Person is informed of the confidential nature of such information. In addition, Lender and the Administrator may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                  (c) SPV shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to Interface, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of SPV arising from or related to the transactions contemplated herein provided, however, that each of SPV and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Administrator and Lender, (ii) to any prospective or actual assignee or participant of the Administrator or Lender who executes a confidentiality agreement for the benefit of Interface and SPV on terms comparable to those required of SPV hereunder with respect to such disclosed information, (iii) to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to Lender, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

                  Section 7.5       Bankruptcy Petition.

                  (a) Interface and SPV each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Lender, it will not institute against, or join any other Person in instituting against, Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  (b) Interface covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Obligations of SPV, it will not institute against, or join any other Person in instituting against, SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 7.6 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Lender or the Administrator, no claim may be made by Interface or any other Person against Lender, the Administrator or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Interface hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  Section 7.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS OTHER THAN SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

                  Section 7.8 CONSENT TO JURISDICTION. INTERFACE HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY INTERFACE PURSUANT TO THIS AGREEMENT AND INTERFACE HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF SPV (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST INTERFACE IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY INTERFACE

AGAINST SPV (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY INTERFACE PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

                  Section 7.9 WAIVER OF JURY TRIAL. TO THE EXTENT PERMIT TED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY INTERFACE PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THERE UNDER.

                  Section 7.10      Integration; Binding Effect; Survival of
Terms.

                  (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall supersede and replace the Original Receivables Sale Agreement (other than any provisions thereof which by their express terms survive termination of the Original Receivables Sale Purchase Agreement).

                  (b) This Agreement shall be binding upon and inure to the benefit of Interface and SPV, and their respective successors and permitted assigns (including any trustee in bankruptcy). Interface may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of SPV. SPV may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Interface. Without limiting the foregoing, Interface acknowledges that SPV, pursuant to the Loan Agreement, may grant security interests to the Administrator, for the benefit of Lender, in its rights, remedies, powers and privileges hereunder and that the Administrator may further assign such security interests to the extent permitted in the Loan Agreement. Interface agrees that the Administrator, as the secured party of SPV, shall, subject to the terms of the Loan Agreement, have the right to enforce this Agreement and to exercise directly all rights and remedies of SPV as secured party under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of SPV to be given or withheld hereunder) and Interface agrees to cooperate fully with the Administrator in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Interface pursuant to Article II;
(ii) the indemnification and payment provisions of Article VI; and (iii)
Section 7.5 shall be continuing and shall survive any termination of this Agreement.

                  Section 7.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart to this Agreement. Any provisions of this Agreement that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                  Section 7.12 Subordination. Interface shall have the right to receive, and SPV shall make, any and all payments relating to any indebtedness, obligation or claim, Interface may from time to time hold or otherwise have against SPV or any assets or properties of SPV, whether arising hereunder or otherwise existing, provided that, after giving effect to any such payment, the aggregate Outstanding Balance of Receivables owned by SPV at such time exceeds the sum of (a) the aggregate outstanding principal balance of the Loans under the Loan Agreement, plus (b) the aggregate outstanding principal balance of the Subordinated Loans. Interface hereby agrees that at any time during which the condition set forth in the proviso of the immediately preceding sentence shall not be satisfied, Interface shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Administrator or Lender under the Loan Agreement.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


                                    INTERFACE, INC.


                                    By: /s/ Patrick C. Lynch
                                       ----------------------------------------
                                    Name: Patrick C. Lynch
                                    Title: Vice President

                                         Address:

                                             2859 Paces Ferry Road, Suite 2000
                                             Atlanta, GA 30339
                                             Attention: Corporate Legal
                                                        Department
                                             Phone:     (770) 437-6800
                                             Fax:       (770) 319-6270


                                    INTERFACE SECURITIZATION CORPORATION


                                    By: /s/ Patrick C. Lynch
                                       ----------------------------------------
                                    Name: Patrick C. Lynch
                                    Title: Vice President

                                         Address:

                                             c/o Interface, Inc.
                                             2859 Paces Ferry Road, Suite 2000
                                             Atlanta, GA 30339
                                             Attention: Corporate Legal
                                                        Department
                                             Phone:     (770) 437-6800
                                             Fax:       (770) 319-6270

                                   EXHIBIT I

                                  Definitions

                  This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Loan Agreement.

                  "ADMINISTRATOR" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "AGREEMENT" means the Receivables Sale Agreement, dated as of February 12, 2003, between Interface and SPV, as the same may be amended, restated or otherwise modified.

                  "CALCULATION PERIOD" means each calendar month or portion thereof that elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Termination Date.

                  "CHANGE IN CONTROL PROVISION" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Interface Control Debt which requires, or permits the holder(s) of such Interface Control Debt to require, that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect, as a result of a change in ownership of the capital stock of Interface or voting rights with respect thereto.

                  "CREDIT AND COLLECTION POLICY" means each Original Seller's credit and collection policies and practices relating to Contracts and Receivables of such Original Seller existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

                  "DEFAULT FEE" means a per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

                  "DILUTIONS" means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

                  "DISCOUNT FACTOR" means a percentage calculated to provide SPV with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to SPV of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Interface and SPV may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which Interface and SPV agree to make such change.

                  "INITIAL CUTOFF DATE" has the meaning set forth in Section 1.2(a).

                  "INTERFACE" has the meaning set forth in the preamble to the Agreement.

                  "INTERFACE CONTROL DEBT" shall mean, at any time, debt of Interface for borrowed money in an aggregate principal amount outstanding at such time in excess of $10,000,000 which is subject to Change in Control Provisions, excluding debt of Interface arising under Interface Revolving Credit Agreement or any security document of Interface delivered pursuant to the Interface Revolving Credit Agreement.

                  "LENDER" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "LOAN AGREEMENT" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the financial condition or operations of Interface and its Subsidiaries,
(ii) the ability of Interface to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) Interface's, SPV's, the Administrator's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "NET VALUE" means, as of any date of determination, an amount equal to the sum of (a) the aggregate Outstanding Balance of the Receivables at such time, minus (b) the aggregate principal amount of all outstanding Loans outstanding under the Loan Agreement at such time.

                  "NET WORTH" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of
(a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the Aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

                  "ORIGINAL BALANCE" means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

                  "ORIGINAL RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement dated as of December 19, 2000 among SPV, Interface, as servicer, certain financial institutions party thereto as purchasers, Jupiter Securitization Corporation and Bank One, NA (Main Office Chicago), as agent, as amended.

                  "ORIGINAL RECEIVABLES SALE AGREEMENT" means the Receivables Sale Agreement as defined in the Original Receivables Purchase Agreement.

                  "PERMITTED ADVERSE CLAIM" means (a) Liens for taxes or assessments or other governmental charges not yet due and payable; and (b) Liens created by the Transaction Documents.

                  "POTENTIAL TERMINATION EVENT" means an event that, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

                  "PURCHASE" means the purchase pursuant to Section 1.1(a) of the Agreement by SPV from Interface of the Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

                  "PURCHASE PRICE" means, with respect to the Purchase, the aggregate price to be paid by SPV to Interface for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to SPV, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, multiplied by
(y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3 of the Agreement.

                  "PURCHASE PRICE CREDIT" has the meaning set forth in Section
1.3 of the Agreement.

                  "RECEIVABLE" means all indebtedness and other obligations owed to an Original Seller (at the time it arises, and before giving effect to any transfer or conveyance under the Transfer Agreement), Interface (after giving effect to the transfers under the Transfer Agreement and before giving effect to any transfer or conveyance under the Agreement) or SPV (after giving effect to the transfers under the Agreement) or in which an Original Seller, Interface or SPV has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Original Seller, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebted ness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor, the Original Seller thereof or Interface treats such indebtedness, rights or obligations as a separate payment obligation.

                  "RELATED SECURITY" means, with respect to any Receivable:

                  (i) all of the interest of Interface or the Original Seller thereof in the inventory and goods (including returned or repossessed inventory or goods), if


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
         any, the sale or financing of which by the Original Seller thereof gave rise to such Receivable, and all insurance contracts with respect thereto,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                  (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iv) all service contracts and other contracts and agreements associated with such Receivable,

                  (v)      all Records related to such Receivable,

                  (vi) all of Interface's right, title and interest in each LockBox and each LockBox Account,

                  (vii) all of Interface's interest in, to and under the Transfer Agreement, and

                  (viii)   all proceeds of any of the foregoing.

                  "REQUIRED CAPITAL AMOUNT" means, as of any date of determination, an amount equal to the sum of (i) the twenty-four month rolling average of Dilutions, plus (ii) the result obtained in the foregoing clause (i) of this definition, multiplied by 10%.

                  "SETTLEMENT DATE" means, with respect to each Calculation Period, the date that is the tenth (10th) calendar day of the month following such Calculation Period.

                  "SPV" has the meaning set forth in the preamble to the Agreement.

                  "SUBORDINATED LOAN" has the meaning set forth in Section 1.2(a) of the Agreement.

                  "SUBORDINATED NOTE" means a promissory note in substantially the form of Exhibit VII hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "TERMINATION DATE" means the earliest to occur of (i) the Commitment Termination Date (under and as defined in the Loan Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d)(ii), (iii) or (iv), (iii) the Business Day specified in a written notice from SPV to Interface following the occurrence and during the continuance of any other Termination Event, and (iv) the date that is


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
30 days after SPV's receipt of written notice from Interface that it wishes to terminate the facility evidenced by this Agreement.

                  "TERMINATION EVENT" has the meaning set forth in Section 5.1 of the Agreement.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Transfer Agreement each LockBox Account Agreement, the Subordinated Note and all other instruments, documents and agreements executed and delivered in connection herewith.

                  "TRANSFER AGREEMENT" has the meaning set forth in the preamble to the Agreement.

                  All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.


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